SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported): February 22, 2000


Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota         		     0-45 		    41-0758073
(State or other jurisdiction 		(Commission		(I.R.S. Employer
of incorporation)				File Number) 	Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota            		           55057
(Address of principal executive offices)        	  (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

	On February 22, 2000, Sheldahl, Inc., a Minnesota corporation (the "Company"), was served with a Minnesota state court complaint venued in the Fourth Judicial District of Hennepin County (the "Complaint") on behalf of Kelly Townsend against the Company, its directors and Molex Incorporated ("Molex") claiming that the consideration to be paid in a proposed transaction between the Company and Molex, as announced February 17, 2000, is unfair and inadequate for the Company's shareholders. The Complaint requests certification as a class action, and seeks injunctive relief and compensatory damages. Although Sheldahl believes that the claims and allegations in the Complaint have no merit and intends to vigorously contest the action, there can be no assurance that Sheldahl or Molex will successfully defend and ultimately prevail in the action or that Sheldahl and Molex will enter into a definitive agreement or consummate any transaction between themselves.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	Exhibit 99.1	Press Release

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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By /s/ Edward L. Lundstrom
						     Edward L. Lundstrom, President and
							Chief Executive Officer
Dated: February 23, 2000
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